UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2004

SOUTHWEST BANCORPORATION OF TEXAS, INC.

(Exact name of registrant as specified in charter)

Texas	000-22007	76-0519693
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

4400 POST OAK PARKWAY
HOUSTON, TEXAS	77027
(Address of Principal Executive Offices)	(Zip Code)

(713) 235-8800
(Registrant’s Telephone Number, Including Area Code)

Item 7 (c). Exhibits.

     Exhibit 99.1 Press Release dated July 19, 2004.

Item 12. Results of Operations and Financial Condition.

     On July 19, 2004, Southwest Bancorporation of Texas, Inc. issued a press release reporting its earnings results for the second fiscal quarter of 2004. The press release is attached hereto as Exhibit 99.1. In addition to results determined in accordance with generally accepted accounting principles (“GAAP”), the press release also contains net income and diluted earnings per common share adjusted for the impact of core deposit intangible amortization expense and gain on sales of securities, net, that are considered non-GAAP financial measures as defined under Securities Exchange Commission (“SEC”) rules. Management believes that these adjustments should enhance the investors’ understanding of the Company’s core or ongoing business operations. However, these measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with generally accepted accounting principles as more fully discussed in our financial statements and filings with the SEC. The non-GAAP measures listed above have been reconciled to the nearest GAAP measures as is required under SEC rules regarding the use of non-GAAP financial measures.

     The foregoing description is qualified by reference to such exhibit.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST BANCORPORATION OF TEXAS, INC.
Dated: July 19, 2004	By:	/s/ LAURENCE L. LEHMAN III
Laurence L. Lehman III
Controller

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INDEX TO EXHIBITS

Exhibit	Description
99.1	Press Release dated July 19, 2004.

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